Exhibit 10.1 EMPLOYMENT AGREEMENT THIS AGREEMENT is made on the 28th day of September, 2016 by and between Zachary Parker (the “Employee”) and DLH HOLDINGS CORP., a New Jersey corporation (the “Company”) and is effective as of the 30th day of September, 2016 (the “Effective Date”). W I T N E S S E T H: WHEREAS, the Company and its subsidiaries are engaged in the business of providing professional and technical services; and WHEREAS, the Employee is currently employed by the Company as the Chief Executive Officer and President of the Company, and the Company desires to continue the employment of the Employee and secure for the Company the experience, ability and services of the Employee; and WHEREAS, the Employee desires to continue his employment with the Company, pursuant to the terms and conditions herein set forth, superseding all prior oral and written employment agreements, and term sheets and letters between the Company, its subsidiaries and/or predecessors and Employee; NOW, THEREFORE, it is mutually agreed by and between the parties hereto as follows: ARTICLE I DEFINITIONS 1.1 Accrued Compensation. “Accrued Compensation” shall mean an amount which shall include all amounts earned or accrued through the Termination Date (as defined below) but not paid as of the Termination Date, including (a) Base Salary, (b) reimbursement for business expenses incurred by the Employee on behalf of the Company, pursuant to the Company’s expense reimbursement policy in effect at such time, (c) vacation pay, and (d) unpaid bonuses and incentive compensation earned and awarded prior to the Termination Date. 1.2 Cause. “Cause” shall mean: (a) willful disobedience by the Employee of a material and lawful instruction of the Board of Directors of the Company; (b) formal charge, indictment or conviction of the Employee of any misdemeanor involving fraud or embezzlement or similar crime, or any felony; (c) conduct amounting to fraud, dishonesty, gross negligence, willful misconduct or recurring insubordination; or (d) excessive absences from work, other than for illness or Disability; provided that the Company shall not have the right to terminate the employment of Employee pursuant to the foregoing clauses (a), (c), and (d) above unless written notice specifying such breach shall have been given to the Employee and, in the case of breach which is capable of being cured, the Employee shall have failed to cure such breach within thirty (30) days after his receipt of such notice. 1.3 Change in Control. A “Change in Control” shall mean any of the following events:

2 (a) (i) An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent (20%) or more of the combined voting power of the Company’s then outstanding Voting Securities (49% if such Person is Wynnefield Capital Inc. and its affiliates); provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as defined below) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a “Subsidiary”), or (2) the Company or any Subsidiary. (ii) Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because a Person (the “Subject Person”) gained Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur. (b) The individuals who, as of the date this Agreement is approved by the Board, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered and defined as a member of the Incumbent Board; and provided, further, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual “Election Contest” (as described in Rule 14a-11 promulgated under the 1934 Act) or other solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”); or (c) Approval by stockholders of the Company of: (i) A merger, consolidation or reorganization involving the Company, unless: (1) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, (2) the individuals

3 who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, and (3) no Person (other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary) becomes Beneficial Owner of twenty percent (20%) or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities as a result of such merger (49% if such Person is Wynnefield Capital Inc. and its affiliates), consolidation or reorganization, a transaction described in clauses (1) through (3) shall herein be referred to as a “Non-Control Transaction”; or (ii) An agreement for the sale or other disposition of all or substantially all of the assets of the Company, to any Person, other than a transfer to a Subsidiary, in one transaction or a series of related transactions; (iii) The stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company. (d) Notwithstanding anything contained in this Agreement to the contrary, if the Employee’s employment is terminated prior to a Change in Control and the Employee reasonably demonstrates that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control (a “Third Party”) or (ii) otherwise occurred in connection with, or in anticipation of, a Change in Control, then for all purposes of this Agreement, the date of a Change in Control with respect to the Employee shall mean the date immediately prior to the date of such termination of the Employee’s employment. 1.4 Continuation Benefits. “Continuation Benefits” shall be the continuation of the Benefits, as defined in Section 5.1, for the period commencing on the Termination Date and terminating 12 months thereafter, or such other period as specifically stated by this agreement (the “Continuation Period”) at the Company’s expense on behalf of the Employee and his dependents; provided, however, that (a) in no event shall the Continuation Period exceed 18 months from the Termination Date; and (b) the level and availability of benefits provided during the Continuation Period shall at all times be subject to the post-employment conversion or portability provisions of the benefit plans. The Company’s obligation hereunder with respect to the foregoing benefits shall also be limited to the extent that if the Employee obtains any such benefits pursuant to a subsequent employer's benefit plans, the Company may reduce the coverage of any benefits it is required to provide the Employee hereunder as long as the aggregate coverage and benefits of the combined benefit plans is no less favorable to the Employee than the coverage and benefits required to be provided hereunder. This definition of Continuation Benefits shall not be interpreted so as to limit any benefits to which the Employee, his dependents or beneficiaries may be entitled under any of the Company’s employee benefit plans, programs or practices following the Employee’s termination of employment, including, without limitation, retiree medical and life insurance benefits.

4 1.5 Disability. “Disability” shall mean a physical or mental infirmity which impairs the Employee’s ability to substantially perform his duties with the Company for a period of sixty (60) consecutive days and the Employee has not returned to his full time employment prior to the Termination Date as stated in the “Notice of Termination” (as defined below). 1.6 Good Reason. “Good Reason” shall mean without the written consent of the Employee: (a) a material breach of any provision of this Agreement by the Company; (b) failure by the Company to pay when due any compensation to the Employee; (c) a reduction in the Employee’s Base Salary; (d) failure by the Company to maintain the Employee in the positions referred to in Section 2.1 of this Agreement; (e) assignment to the Employee of any duties materially and adversely inconsistent with the Employee’s positions, authority, duties, responsibilities, powers, functions, reporting relationship or title or any other action by the Company that results in a material diminution of such positions, authority, duties, responsibilities, powers, functions, reporting relationship or title; or (f) a Change in Control, provided the event on which the Change of Control is predicated occurs within 90 days of the service of the Notice of Termination by the Employee, it being understood that Employee shall have the right to terminate his employment under this Section 1.6 (f) for any reason or no reason within such 90 day period; and provided further, however, that the Employee agrees not to terminate his employment for Good Reason pursuant to clauses (a) through (e) unless (i) the Employee has given the Company at least 30 days’ prior written notice of his intent to terminate his employment for Good Reason, which notice shall specify the facts and circumstances constituting Good Reason; and (ii) the Company has not remedied such facts and circumstances constituting Good Reason to the reasonable and good faith satisfaction of the Employee within a 30-day period after receipt of such notice. 1.7 Notice of Termination. A “Notice of Termination” shall mean a written notice from the Company, or the Employee, of termination of the Employee’s employment which indicates the provision in this Agreement relied upon, if any and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee’s employment under the provision so indicated. A Notice of Termination served by the Company shall specify the effective date of termination. 1.8 Pro Rata Bonus. “Pro Rata Bonus” shall mean an amount equal to the maximum bonus Employee had an opportunity to earn pursuant to Section 4.2 multiplied by a fraction, the numerator of which shall be the number of days from the commencement of the fiscal year to the Termination Date, and the denominator of which shall be the number of days in the fiscal year in which Employee was terminated. 1.9 Severance Payment. “Severance Payment” shall mean an amount equal to the sum of 12 months of Employee’s Base Salary in effect on the Termination Date. The Severance Payment shall be payable in equal installments on each of the Company’s regular pay dates for executives during the twelve months commencing on the first regular executive pay date following the Termination Date. The Severance Payment is conditioned on the Employee executing a termination agreement and release in a form reasonably acceptable to the Employee and the Company.

5 1.10 Termination Date. “Termination Date” shall mean (a) in the case of the Employee’s death, his date of death; (b) in the case of Good Reason, 30 days from the date the Notice of Termination is given to the Company, provided the Company has not remedied such facts and circumstances constituting Good Reason to the reasonable and good faith satisfaction of the Employee; (c) in the case of termination of employment on or after the Expiration Date, the last day of employment; and (d) in all other cases, the date specified in the Notice of Termination; provided, however, if the Employee’s employment is terminated by the Company for any reason except Cause, the date specified in the Notice of Termination shall be at least 30 days from the date the Notice of Termination is given to the Employee, and provided further that in the case of Disability, the Employee shall not have returned to the full-time performance of his duties during such period of at least 30 days. ARTICLE II EMPLOYMENT 2.1 Subject to and upon the terms and conditions of this Agreement, the Company hereby agrees to continue the employment of the Employee, and the Employee hereby agrees to continue such employment, as President and Chief Executive Officer of the Company. The Employee’s position includes acting as an officer and/or director of any of the Company’s subsidiaries as determined by the Board of Directors. The Company shall nominate Employee, and use its best efforts to have Employee elected to the Board of Directors of the Company (the “Board”) throughout the term of this Agreement and if elected by the shareholders of the Company, the Employee agrees to serve in this role. The Employee agrees to resign from the Board upon the termination of employment for any reason. ARTICLE III DUTIES 3.1 The Employee shall, during the term of his employment with the Company, and subject to the direction and control of the Company’s Board of Directors, report directly to the Board of Directors and shall exercise such authority, perform such executive duties and functions and discharge such responsibilities as are reasonably associated with his executive position or as may be reasonably assigned or delegated to him from time to time by the Company’s Board of Directors, consistent with his position as President and Chief Executive Officer. 3.2 The Employee shall perform, in conjunction with the Company’s executive management, to the best of his ability the following services and duties for the Company and its subsidiary corporations (by way of example, and not by way of limitation): (a) Those duties attendant to the position of Chief Executive Officer; (b) Establish and implement current and long range objectives, plans, and policies, subject to the approval of the Board of Directors; (c) Financial planning including the development of, liaison with, financing sources and investment bankers;

6 (d) Managerial oversight of the Company’s business; (e) Shareholder relations; (f) Compliance with local, state and federal regulations and laws governing business operations; (g) Business expansion of the Company including acquisitions, joint ventures, and other opportunities; and (h) Promotion of the relationships of the Company and its subsidiaries with their respective employees, customers, suppliers and others in the business community. 3.3 The Employee agrees to devote full business time and his best efforts in the performance of his duties for the Company and any subsidiary corporation of the Company. 3.4 Employee shall undertake regular travel to the Company’s executive and operational offices, and such other occasional travel within or outside the United States as is or may be reasonably necessary in the interests of the Company. All such travel shall be at the sole cost and expense of the Company and shall include reasonable lodging and food costs incurred by Employee while traveling. ARTICLE IV COMPENSATION 4.1 During the term of this Agreement, Employee shall be compensated initially at the rate of $425,000.00 per annum, subject to such increases, if any, as determined by the Board, or if the Board so designates, the Management Resources and Compensation Committee (the “Committee”), in its discretion, at the commencement of each of the Company’s fiscal years during the term of this Agreement (the “Base Salary”). The Base Salary shall be paid to the Employee in accordance with the Company’s regular executive payroll periods. 4.2 Employee may receive a bonus (the “Bonus”) in the sole discretion of the Committee in accordance with the following parameters: (a) Employee will have an opportunity to earn a cash Bonus of up to 100% of Employee’s Base Salary for each fiscal year of employment. The Bonus will be based on performance targets and other key objectives established by the Committee at the commencement of each fiscal year, and the determination of whether the performance criteria shall have been attained shall be solely in the discretion of the Committee. (b) Targeted bonus will be reduced or increased by 2% of Base Salary for every 1% of variance between the actual results and the targets. (c) No bonus will be awarded if results are less than 90% of target.

7 4.3 The Company shall deduct from Employee’s compensation all federal, state, and local taxes which it may now or hereafter be required to deduct. 4.4 Employee may receive such other additional compensation as may be determined from time to time by the Board of Directors or Committee including bonuses and other long term compensation plans. Nothing herein shall be deemed or construed to require the Board of Directors or Committee to award any bonus or additional compensation. 4.5 Notwithstanding any other provisions in this Agreement to the contrary, the Employee agrees and acknowledges that any incentive-based compensation, or any other compensation, paid or payable to Employee pursuant to this Agreement or any other agreement or arrangement with the Company which is subject to recoupment or clawback under any applicable law, government regulation, or stock exchange listing requirement, including without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and such regulations as may be promulgated thereunder by the Securities and Exchange Commission, will be subject to such deductions and clawback (recovery) as may be required to be made pursuant to applicable law, government regulation, stock exchange listing requirement or any policy of the Company adopted pursuant to any such law, government regulation, or stock exchange listing requirement. This section shall survive the termination of this Agreement for a period of three (3) years. ARTICLE V BENEFITS 5.1 During the term hereof, the Company shall provide Employee with the following benefits (the “Benefits”): (a) group health care and insurance benefits as generally made available to the Company’s senior management; and (b) such other insurance benefits obtained by the Company and made generally available to the Company’s senior management. The Company shall reimburse Employee, upon presentation of appropriate vouchers, for all reasonable business expenses incurred by Employee on behalf of the Company upon presentation of suitable documentation. 5.2 In the event the Company wishes to obtain Key Man life insurance on the life of Employee, Employee agrees to cooperate with the Company in completing any applications necessary to obtain such insurance and promptly submit to such physical examinations and furnish such information as any proposed insurance carrier may request. 5.3 For the term of this Agreement, Employee shall be entitled to paid vacation at the rate of four (4) weeks per annum. ARTICLE VI NON-DISCLOSURE 6.1 The Employee shall not, at any time during or after the termination of his employment hereunder, except when acting on behalf of and with the authorization of the Company, make use of or disclose to any person, corporation, or other entity, for any purpose

8 whatsoever, any trade secret or other confidential information concerning the Company’s business, finances, marketing, accounting, personnel and/or staffing business of the Company and its subsidiaries, including information relating to any customer of the Company or pool of temporary or permanent employees, governmental customer or any other nonpublic business information of the Company and/or its subsidiaries learned as a consequence of Employee’s employment with the Company (collectively referred to as the “Proprietary Information”). For the purposes of this Agreement, trade secrets and confidential information shall mean information disclosed to the Employee or known by him as a consequence of her employment by the Company, whether or not pursuant to this Agreement, and not generally known in the industry. The Employee acknowledges that Proprietary Information, trade secrets and other items of confidential information, as they may exist from time to time, are valuable and unique assets of the Company, and that disclosure of any such information would cause substantial injury to the Company. Trade secrets and confidential information shall cease to be trade secrets or confidential information, as applicable, at such time as such information becomes public other than through disclosure, directly or indirectly, by Employee in violation of this Agreement. 6.2 If Employee is requested or required (by oral questions, interrogatories, requests for information or document subpoenas, civil investigative demands, or similar process) to disclose any Proprietary Information, Employee shall, unless prohibited by law, promptly notify the Company of such request(s) so that the Company may seek an appropriate protective order. Notwithstanding the foregoing, Employee understands that nothing contained in this Agreement limits Employee’s ability from reporting possible violations of federal law or regulation to any federal, state or local governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, or any agency Inspector General (“Government Agencies”), or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Employee further understands that this Agreement does not limit Employee’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. This Agreement does not limit Employee’s right to receive an award for information provided to any Government Agencies. 6.3 Except as otherwise may be agreed by the Company in writing, in consideration of the employment of Employee by the Company, and free of any additional obligations of the Company to make additional payment to Employee, Employee hereby agrees to irrevocably assign to the Company any and all of Employee’s rights (including patent rights, copyrights, trade secret rights and other rights, throughout the world), title and interest in and to all inventions, software, manuscripts, documentation, improvements or other intellectual property whether or not protectable by any state or federal laws relating to the protection of intellectual property, relating to the present or future business of the Company that are developed by Employee during the term of his/her employment with the Company, either alone or jointly with others, and whether or not developed during normal business hours or arising within the scope of his/her duties of employment. Employee agrees that all such inventions, software, manuscripts, documentation, improvement or other intellectual property shall be and remain the sole and exclusive property of the Company and shall be deemed the product of work for hire. Employee hereby agrees to execute such assignments and other documents as the Company may consider appropriate to vest all right,

9 title and interest therein to the Company and hereby appoints the Company as Employee’s attorney-in-fact with full powers to execute such document itself in the event employee fails or is unable to provide the Company with such signed documents. Employee shall also assign to, or as directed by, the Company, all of his right, title and interest in and to any and all inventions and other intellectual property, the full title to which is required to be in the United States government of any of its agencies. The Company shall have all right, title and interest in all research and work product produced by Employee as an employee of the Company, including, but not limited to, all research materials. Notwithstanding the foregoing, this provision does not apply to an invention for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on Employee’s own time, unless (a) the invention relates (i) to the business of the Company, or (ii) to the Company’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by Employee for the Company. ARTICLE VII RESTRICTIVE COVENANT 7.1 During the term of Employment with the Company, and for a period of one (1) year following termination of employment for any reason, Employee agrees that he will not, directly or indirectly, enter into or become associated with or engage in any other business (whether as a partner, officer, director, shareholder, employee, consultant, or otherwise), which is involved in the business of providing (a) temporary and/or permanent staffing of governmental employees, and (b) medical and office administration/technical professionals or logistical personnel contracts with the United States government through the United States General Services Administration (“GSA”), United States Department of Veterans Affairs (“DVA”), United States Department of Defense (“DOD”) or other federal, state and local entities, or (c) is otherwise engaged in the same or similar business as the Company in direct competition with the Company, or which the Company was in the process of developing, during the tenure of Employee’s employment by the Company (collectively, a “Competitive Business”). Notwithstanding the foregoing, the ownership by Employee of less than five percent of the shares of any publicly held corporation shall not violate the provisions of this Article VII. 7.2 In furtherance of, and in addition to, Section 7.1, during the period of non- competition specified in Section 7.1 (the “Restricted Period”), Employee shall not during the Restricted Period, directly or indirectly, whether as a principal, agent, employee, independent contractor, employer, partner or shareholder, in connection with or related to any Competitive Business, solicit (a) any actual customers, partners or contracts addressed by the Company during the tenure of Employee’s employment or (b) any customers, partners or contracts that were within the Company’s business development pipeline within the twelve month period ending on the effective date of the termination of employment. In addition, Employee will not during the Restricted Period, either directly or indirectly, whether as a principal, agent, employee, independent contractor, employer, partner or shareholder, solicit, hire, attempt to solicit or hire, or participate in any attempt to solicit or hire, any person who is employed by the Company or retained as a consultant by the Company (or who was employed or retained by the Company within 12 months of the Termination Date or who was being actively recruited by the Company) to: (A) terminate his employment or engagement with the Company; (B) accept employment or

10 engagement with anyone other than the Company, or (C) in any manner interfere with the business of the Company. 7.3 Employee hereby acknowledges that the covenants and agreements contained in Article VI and Article VII of this Agreement (the “Restrictive Covenants”) are reasonable and valid in all respects and that the Company is entering into this Agreement, inter alia, on such acknowledgement. If Employee breaches, or threatens to commit a breach, of any of the Restrictive Covenants, the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity: (a) the right and remedy to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company; (b) the right and remedy to require Employee to account for and pay over to the Company such damages as are recoverable at law as the result of any transactions constituting a breach of any of the Restrictive Covenants; (c) if any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions; and (d) if any court construes any of the Restrictive Covenants, or any part thereof, to be unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced. The parties intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such Restrictive Covenants. If the courts of any one or more such jurisdictions hold the Restrictive Covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties that such determination not bar or in any way affect the Company’s right to the relief provided above in the courts of any other jurisdiction, within the geographical scope of such Restrictive Covenants, as to breaches of such Restrictive Covenants in such other respective jurisdiction such Restrictive Covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants. ARTICLE VIII TERM 8.1 This Agreement shall be for a term (the “Initial Term”) commencing on the Effective Date as set forth above (the “Commencement Date”) and terminating on September 30, 2019 (the “Expiration Date”), unless sooner terminated upon the death of the Employee, or as otherwise provided herein. 8.2 Unless this Agreement is earlier terminated pursuant to the terms hereof, the Company agrees to use its best efforts to notify Employee in writing of the Company’s intention to continue Employee’s employment after the Expiration Date no less than ninety (90) days prior to the Expiration Date. In the event the Company either (a) fails to notify the Employee in accordance with this Section 8.2, (b) notifies Employee that it does not intend to continue the

11 Employee’s employment after the Expiration Date, or (c) after notifying the Employee pursuant to Section 8.2, fails to reach an agreement on a new employment agreement prior to the Expiration Date, then upon termination of the Employee’s employment on or after the Expiration Date for any reason except Cause, the Company shall pay Employee the Severance Payment, Accrued Compensation and the Continuation Benefits. ARTICLE IX TERMINATION 9.1 The Company may terminate this Agreement by giving a Notice of Termination to the Employee in accordance with this Agreement: (a) for Cause; (b) without Cause; (c) for Disability. 9.2 Employee may terminate this Agreement by giving a Notice of Termination to the Company in accordance with this Agreement, at any time, with or without Good Reason. 9.3 If the Employee’s employment with the Company shall be terminated, the Company shall pay and/or provide to the Employee the following compensation and benefits in lieu of any other compensation or benefits arising under this Agreement or otherwise: (a) if the Employee was terminated by the Company for Cause, or the Employee terminates without Good Reason: the Accrued Compensation; (b) if the Employee was terminated by the Company for Disability: (i) the Continuation Benefits; (ii) the Accrued Compensation; and (iii) the Severance Payment; (c) if termination was due to the Employee’s death: (i) the Accrued Compensation; (ii) the Continuation Benefits; and (iii) the Pro Rata Bonus; or (d) if the Employee was terminated by the Company without Cause, or the Employee terminates this Agreement for Good Reason: (i) the Accrued Compensation; (ii) an amount equal to two times the Severance Payment; and (iii) the Continuation Benefits. 9.4 The amounts payable under this Section 9, shall be paid as follows: (a) Accrued Compensation shall be paid within five (5) business days after the Employee’s Termination Date (or earlier, if required by applicable law). (b) If the Continuation Benefits are paid in cash, the payments shall be made on the first day of each month during the Continuation Period (or earlier, if required by applicable law). (c) The Severance Payment shall be payable in equal installments on each of

12 the Company’s regular pay dates for executives (or earlier, if required by applicable law) during the twelve-month period for which Employee is entitled to the Severance Payment, commencing on the first regular executive pay date following the Termination Date. 9.5 Notwithstanding the foregoing, in the event Employee is a member of the Board of Directors on the Termination Date, the payment of any and all compensation due hereunder, except Accrued Compensation and Employee’s right to exercise any Employee Stock Options after the Termination Date, is expressly conditioned on (i) Employee’s resignation from the Board of Directors of the Company and with any Subsidiary of the Company, within five (5) business days of notice by the Company requesting such resignation, (ii) Employee’s execution (and not revoking) a general release and waiver of claims against the Company in a form reasonably acceptable to the Employee and the Company, and (iii) full and continued compliance by Employee with the covenants and obligations described in Article VI and Article VII of this Agreement. 9.6 The Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Employee in any subsequent employment except as provided in Section 1.4. ARTICLE X EQUITY AND LONG-TERM INCENTIVE AWARDS 10.1 During the term of this Agreement, Employee shall be eligible to receive equity or performance awards payable in shares, cash or other property pursuant to any long-term incentive compensation plan adopted by the Committee or the Board. Equity awards shall be granted under the Company’s 2016 Omnibus Equity Incentive Plan or such other equity compensation plan as may be adopted by the Company in the discretion of the Committee or the Board. The actual grant date value of any such awards shall be determined in the discretion of the Committee or Board and any such awards shall include such vesting conditions and other terms and conditions as determined by the Committee or the Board. ARTICLE XI EXTRAORDINARY TRANSACTIONS 11.1 The Company’s Board of Directors has determined that it is appropriate to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Employee, to their assigned duties without distraction in potentially disturbing circumstances arising from the possibility of a change in control of the Company. 11.2 In the event that within ninety days (90) days of a Change of Control, Employee is terminated, or Employee’s status, title, position or responsibilities are materially reduced and Employee terminates his Employment, the Company shall pay and/or provide to the Employee, the following compensation and benefits, in lieu of any other payments due hereunder: (i) the Accrued Compensation; (ii) the Continuation Benefits; and (iii) a lump sum payment within ten (10) days of the Termination Date equal to 200% of the Employee’s Base Salary in effect on the effective date of the Change of Control.

13 11.3 Notwithstanding the foregoing, if the payment under this Article XI, either alone or together with other payments which the Employee has the right to receive from the Company, would constitute an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), the aggregate of such credits or payments under this Agreement and other agreements shall be reduced to the largest amount as will result in no portion of such aggregate payments being subject to the excise tax imposed by Section 4999 of the Code. The priority of the reduction of excess parachute payments shall be in the discretion of the Employee. The Company shall give notice to the Employee as soon as practicable after its determination that Change of Control payments and benefits are subject to the excise tax, but no later than ten (10) days in advance of the due date of such Change of Control payments and benefits, specifying the proposed date of payment and the Change of Control benefits and payments subject to the excise tax. Employee shall exercise his option under this Section 11.3 by written notice to the Company within five (5) days in advance of the due date of the Change of Control payments and benefits specifying the priority of reduction of the excess parachute payments. ARTICLE XII SECTION 409A COMPLIANCE 12.1 To the extent applicable, it is intended that any amounts payable under this Agreement shall either be exempt from Section 409A of the Code or shall comply with Section 409A (including Treasury regulations and other published guidance related thereto) so as not to subject Employee to payment of any additional tax, penalty or interest imposed under Section 409A of the Code. The provisions of this Agreement shall be construed and interpreted to the maximum extent permitted to avoid the imputation of any such additional tax, penalty or interest under Section 409A of the Code yet preserve (to the nearest extent reasonably possible) the intended benefit payable to Employee. Notwithstanding the foregoing, the Company makes no representations regarding the tax treatment of any payments hereunder, and the Employee shall be responsible for any and all applicable taxes, other than the Company’s share of employment taxes on the severance payments provided by the Agreement. Employee acknowledges that Employee has been advised to obtain independent legal, tax or other counsel in connection with Section 409A of the Code. 12.2 Notwithstanding any provisions of this Agreement to the contrary, if Employee is a “specified employee” (within the meaning of Section 409A of the Code and the regulations adopted thereunder) at the time of Employee’s separation from service and if any portion of the payments or benefits to be received by Employee upon separation from service would be considered deferred compensation under Section 409A of the Code and the regulations adopted thereunder (“Nonqualified Deferred Compensation”), amounts that would otherwise be payable pursuant to this Agreement during the six-month period immediately following Employee’s separation from service that constitute Nonqualified Deferred Compensation and benefits that would otherwise be provided pursuant to this Agreement during the six-month period immediately following Employee’s separation from service that constitute Nonqualified Deferred Compensation will instead be paid or made available on the earlier of (i) the first business day of the seventh month following the date of Employee’s separation from service and (ii) Employee’s

14 death. Notwithstanding anything in this Agreement to the contrary, distributions upon termination of Employee’s employment shall be interpreted to mean Employee’s “separation from service” with the Company (as determined in accordance with Section 409A of the Code and the regulations adopted thereunder). Each payment under this Agreement shall be regarded as a “separate payment” and not of a series of payments for purposes of Section 409A of the Code. 12.3 Except as otherwise specifically provided in this Agreement, if any reimbursement to which the Employee is entitled under this Agreement would constitute deferred compensation subject to Section 409A of the Code, the following additional rules shall apply: (i) the reimbursable expense must have been incurred, except as otherwise expressly provided in this Agreement, during the term of this Agreement; (ii) the amount of expenses eligible for reimbursement during any taxable year will not affect the amount of expenses eligible for reimbursement in any other taxable year; (iii) the reimbursement shall be made as soon as practicable after Employee’s submission of such expenses in accordance with the Company’s policy, but in no event later than the last day of Employee’s taxable year following the taxable year in which the expense was incurred; and (iv) the Employee’s entitlement to reimbursement shall not be subject to liquidation or exchange for another benefit. ARTICLE XIII ARBITRATION AND INDEMNIFICATION 13.1 Any controversy, dispute or claim arising out of or relating to this Agreement or breach thereof, with the sole exception of any claim, breach, or violation arising under Articles VI or VII hereof, shall be shall first be settled through good faith negotiation. If the dispute cannot be settled through negotiation, the parties agree to attempt in good faith to settle the dispute by mediation administered by JAMS. If the parties are unsuccessful at resolving the dispute through mediation, the parties agree to final and binding arbitration before a single arbitrator in the State of Georgia in accordance with the Rules of the American Arbitration Association. The arbitrator shall be selected by the Association and shall be an attorney-at-law experienced in the field of corporate law. Any judgment upon any arbitration award may be entered in any court, federal or state, having competent jurisdiction of the parties. 13.2 The Company hereby agrees to indemnify, defend, and hold harmless the Employee for any and all claims arising from or related to his employment by the Company at any time asserted, at any place asserted, to the fullest extent permitted by law, except for claims based on Employee’s fraud, deceit or willfulness. The Company shall maintain such insurance as is necessary and reasonable to protect the Employee from any and all claims arising from or in connection with his employment by the Company during the term of Employee’s employment with the Company and for a period of six (6) years after the date of termination of employment for any reason. The provisions of this Section 13.2 are in addition to and not in lieu of any indemnification, defense or other benefit to which Employee may be entitled by statute, regulation, common law or otherwise. ARTICLE XIV SEVERABILITY

15 14.1 If any provision of this Agreement shall be held invalid and unenforceable, the remainder of this Agreement shall remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall remain in full force and effect in all other circumstances. ARTICLE XV NOTICE 15.1 For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when (a) personally delivered or (b) sent by (i) a nationally recognized overnight courier service or (ii) certified mail, return receipt requested, postage prepaid and in each case addressed to the respective addresses as set forth below or to any such other address as the party to receive the notice shall advise by due notice given in accordance with this paragraph. All notices and communications shall be deemed to have been received on (A) if delivered by personal service, the date of delivery thereof; (B) if delivered by a nationally recognized overnight courier service, on the first business day following deposit with such courier service; or (C) on the third business day after the mailing thereof via certified mail. Notwithstanding the foregoing, any notice of change of address shall be effective only upon receipt. The current addresses of the parties are as follows: IF TO THE COMPANY: DLH Holdings Corp. 3565 Piedmont Road, N.E. Building 3, Suite 700 Atlanta, GA 30305 Attention: Chairman of the Board WITH A COPY TO: Victor J. DiGioia Becker & Poliakoff, LLP 45 Broadway, 8th Floor New York, NY 10006 IF TO THE EMPLOYEE: Zachary C. Parker 310 Boundary Place Roswell, GA 30075 WITH A COPY TO: ARTICLE XVI BENEFIT 16.1 This Agreement shall inure to, and shall be binding upon, the parties hereto, the successors and assigns of the Company, and the heirs and personal representatives of the

16 Employee. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations. ARTICLE XVII AMENDMENTS AND WAIVERS 17.1 No supplement, modification, amendment or waiver of the terms of this Agreement shall be binding on the parties hereto unless executed in writing by the parties to this Agreement. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. Any failure to insist upon strict compliance with any of the terms and conditions of this Agreement shall not be deemed a waiver of any such terms or conditions and the waiver by either party of any breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of construction and validity. ARTICLE XVIII GOVERNING LAW 18.1 This Agreement has been negotiated and executed in the State of Georgia which shall govern its construction and validity. ARTICLE XIX JURISDICTION 19.1 Any or all actions or proceedings which may be brought by the Company or Employee under this Agreement shall be brought in courts having a situs within the State of Georgia, and Employee and the Company each hereby consent to the jurisdiction of any local, state, or federal court located within the State of Georgia. ARTICLE XX ENTIRE AGREEMENT 20.1 This Agreement sets forth the entire agreement between the parties and supersedes all prior agreements, letters and understandings between the parties, whether oral or written prior to the Effective Date of this Agreement, except for the terms of employee stock option plans, restricted stock grants and option certificates (unless otherwise expressly stated herein). ARTICLE XXI INTERPRETATION AND INDEPENDENT REPRESENTATION 21.1 The parties agree that they have both had the opportunity to review and negotiate this Agreement, and that any inconsistency or dispute related to the interpretation of any of the provisions of this Agreement shall not be construed against either party. The headings used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. The Employee has been advised and had the opportunity to consult with an attorney

17 or other advisor prior to executing this agreement. The Employee understands, confirms and agrees that counsel to the Company (Becker & Poliakoff LLP) has not acted and is not acting as counsel to the Employee and that Employee has not relied upon any legal advice except as provided by its own counsel. ARTICLE XXII EXECUTION 22.1 This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof. Remainder of page intentionally left blank; signature page follows.

18 IN WITNESS WHEREOF, the parties hereto have executed this Agreement and affixed their hands and seals the day and year first above written. DLH HOLDINGS CORP. By: /s/ William H. Alderman _________ William H. Alderman, Chairman of the Management Resources and Compensation Committee of the Board of Directors EMPLOYEE /s/ Zachary Parker ______________________ Zachary Parker, Employee